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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement of Willis Group Holdings Limited on Amendment No. 1 to Form S-3 (File No. 333-112354), which Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-104439), and in the Registration Statements No. 333-62780 and No. 333-63186 of Willis Group Holdings Limited on Form S-8, of our report dated March 8, 2005 relating to the consolidated financial statements and financial statement schedule of Willis Group Holdings Limited and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

London, England
March 8, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM